Intel Corporation
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Santa Clara, CA 95054-1549
News Release
SoftBank Group and Intel Corporation
Sign $2B Investment Agreement
Fueling U.S. semiconductor innovation and the AI revolution
TOKYO, Japan and SANTA CLARA, California — August 18, 2025 — SoftBank Group Corp. (TOKYO: 9984, “SoftBank”) and Intel Corporation (Nasdaq: INTC) today announced their signing of a definitive securities purchase agreement, under which SoftBank will make a $2 billion investment in Intel common stock.
The investment comes as both Intel and SoftBank deepen their commitment to investing in advanced technology and semiconductor innovation in the United States.
Masayoshi Son, Chairman & CEO of SoftBank Group Corp., said: “Semiconductors are the foundation of every industry. For more than 50 years, Intel has been a trusted leader in innovation. This strategic investment reflects our belief that advanced semiconductor manufacturing and supply will further expand in the United States, with Intel playing a critical role.”
Lip-Bu Tan, CEO of Intel, said:
“We are very pleased to deepen our relationship with SoftBank, a company that’s at the forefront of so many areas of emerging technology and innovation and shares our commitment to advancing U.S. technology and manufacturing leadership. Masa and I have worked closely together for decades, and I appreciate the confidence he has placed in Intel with this investment.”
Under the terms of the agreement, SoftBank will pay $23 per share of Intel common stock. The transaction is subject to customary closing conditions.
SoftBank’s investment in Intel builds upon its long-term vision of enabling the AI revolution by accelerating access to advanced technologies that support digital transformation, cloud computing, and next-generation infrastructure.
About SoftBank Group
The SoftBank Group invests in breakthrough technology to improve the quality of life for people around the world. The SoftBank Group is comprised of SoftBank Group Corp. (TOKYO: 9984), an investment holding company that includes stakes in AI, smart robotics, IoT, telecommunications, internet services, and clean energy technology providers, as well as a majority stake in Arm, which is building the future of computing; and the SoftBank Vision Funds, which are investing to help transform industries and shape new ones. To learn more, please visit https://group.softbank/en.
About Intel

Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.
Forward-Looking Statements
This document contains certain forward-looking statements related to the proposed transaction between Intel and SoftBank, including statements regarding the benefits and the timing of the transaction. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “predict,” “seek,” “should,” “target,” “would” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements are based on management’s expectations as of the date they were first made and involve risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, among others, uncertainties as to the timing of the consummation of the transaction and the potential failure to satisfy the conditions to the consummation of the transaction, including the expiration or termination of any applicable waiting periods, and the receipt of any required approvals, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; inability to realize expected benefits of the transaction; litigation related to the transaction or otherwise; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and other risks detailed in Intel’s filings with the Securities and Exchange Commission (the “SEC”), including those discussed in Intel’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with or furnished to the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Intel are also available on Intel’s Investor Relations website at www.intc.com. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were first made. Unless otherwise required by applicable law, Intel and SoftBank undertake no obligation and do not intend to update these forward-looking statements, whether as a result of new information, future events or otherwise.